                            FOURTH AMENDMENT TO INDENTURE


     THIS FOURTH AMENDMENT TO INDENTURE (the "Fourth Amendment") is dated as of November 24, 1998, by and among GRAND CASINOS, INC., a Minnesota corporation (the "Issuer"), GRAND CASINOS RESORTS, INC., GRAND CASINOS OF MISSISSIPPI, INC.
- GULFPORT, GRAND CASINOS OF MISSISSIPPI, INC. - BILOXI, GRAND CASINOS BILOXI THEATER, INC., MILLE LACS GAMING CORPORATION, GRAND CASINOS OF LOUISIANA, INC.-- TUNICA- BILOXI, GRAND CASINOS OF LOUISIANA, INC.- COUSHATTA, GCA ACQUISITION SUBSIDIARY, INC., BL DEVELOPMENT CORP., GRAND CASINOS NEVADA I, INC., BL RESORTS I, LLC, and GCG RESORTS I, LLC, (collectively, the "Guarantors"), GRAND CASINOS PECHANGA, INC., GRAND CASINOS WASHINGTON, INC. and GRAND MEDIA & ELECTRONICS DISTRIBUTING, INC. (collectively, the "New Guarantors") and FIRSTAR BANK OF MINNESOTA, N.A., a national association, as trustee (the "Trustee").

                                      RECITALS:

     WHEREAS, the Issuer, the Guarantors and the Trustee previously entered into that certain Indenture dated as of November 30, 1995, as amended by First Amendment to Indenture, dated as of May 10, 1996, as amended by Second Amendment to Indenture, dated as of September 16, 1997, and as amended by Third Amendment to Indenture, dated September 25, 1997 (collectively, the "Indenture"), providing for the issuance of the Issuer's 10% First Mortgage Notes due
December 1, 2003 (the "Notes"); and

     WHEREAS, pursuant to Section 9.01(a)(v) of the Indenture, the Issuer, the Guarantors and the Trustee may amend the Indenture without the consent of the Holders of the Notes to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Note Guarantees pursuant to the Indenture); and

     WHEREAS, pursuant to Article XI of the Indenture, the Issuer has formed certain additional Subsidiaries identified as follows: Grand Casinos Pechanga, Inc., a Minnesota corporation, Grand Casinos Washington, Inc., a Minnesota corporation and Grand Media & Electronics Distributing, Inc., a Minnesota corporation (collectively, the "New Guarantors"); and

      WHEREAS, pursuant to Article XI of the Indenture, the Issuer and each Guarantor separately, independently and respectively desire to cause each of the New Guarantors to become "Guarantors" and to amend the Indenture to provide for the same; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereto agrees as follows for the benefit of the others and for the equal and ratable benefit of the
Holders:

     Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Indenture.

     Section 2. ADDITIONAL NOTE GUARANTEES. Pursuant to Section 11.02 of the Indenture, the New Guarantors each hereby, on a senior basis, jointly and severally unconditionally guarantees the Company's obligations under the Note, the Indenture, and the Note Collateral Documents to the full extent specified in
Article XI of the Indenture as if such New Guarantor was a Guarantor at the time of execution of the Indenture on November 30, 1995.

     Section 3. REPRESENTATIONS AND WARRANTIES. The Issuer, the Guarantors and the New Guarantors represent and warrant to the Trustee that this Fourth Amendment constitutes the respective legal, valid and binding obligations of each of said parties, enforceable in accordance with its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or similar laws or principles of equity affecting the enforcement of creditor's rights generally).

     Section 4. ENTIRE AGREEMENT; RATIFICATION. This Fourth Amendment represents the entire agreement between the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as modified or supplemented in connection herewith, the Indenture shall continue in full force and effect in accordance with its original terms.

     Section 5. GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

     Section 6. COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than the one signed by the party against which enforcement is sought.



                         [THE REMAINDER OF THIS PAGE HAS BEEN
                              INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Fourth Amendment To Indenture is executed as of the date first above written.


                         ISSUER:

                         GRAND CASINOS, INC.

                              BY:         /s/      Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GUARANTORS

                         GRAND CASINOS RESORTS, INC.

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GRAND CASINOS OF MISSISSIPPI, INC.- GULFPORT

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GRAND CASINOS OF MISSISSIPPI, INC.- BILOXI

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GRAND CASINOS BILOXI THEATER, INC.

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------

                         MILLE LACS GAMING CORPORATION

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GRAND CASINOS OF LOUISIANA, INC.-- TUNICA-BILOXI

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GRAND CASINOS OF LOUISIANA, INC.-COUSHATTA

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GCA ACQUISITION SUBSIDIARY, INC.

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         BL DEVELOPMENT CORP.

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GRAND CASINOS NEVADA I, INC.


                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------

                         BL RESORTS I, LLC

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         GCG RESORTS I, LLC

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         NEW GUARANTORS

                         GRAND CASINOS PECHANGA, INC.

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------

                         GRAND CASINOS WASHINGTON, INC.

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------

                         GRAND MEDIA & ELECTRONICS DISTRIBUTING, INC.

                              BY:          /s/    Timothy Cope
                                 ---------------------------------------------
                                 Name:   Timothy J. Cope
                                         -------------------------------------
                                 Title:  CFO
                                         -------------------------------------


                         TRUSTEE

                         FIRSTAR BANK OF MINNESOTA, N.A.


                              BY:          /s/    Frank P. Leslie, III
                                 ---------------------------------------------
                                 Name:   Frank P. Leslie, III
                                         -------------------------------------
                                 Title:  Vice President
                                         -------------------------------------